LEGG MASON PARTNERS INVESTMENT TRUST

                            Certificate of Amendment

                                November 17, 2006

     The undersigned, being the Assistant Secretary of Legg Mason Partners Investment Trust, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), does hereby certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's First Amended and Restated Master Trust Agreement (together with any amendments thereto, the "Declaration of Trust"), that by action of the Trustees of the Trust then in office at a meeting duly called and held on June 28, 2006, in connection with the re-designation of "Class Y shares" as "Class I shares" for each series of shares of beneficial interests of the Trust for which "Class Y shares" had been established, the first paragraph of Article IV, Section 4.2 of the Declaration of Trust is hereby amended to read, in pertinent part, as follows:

     "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: Legg Mason Partners Intermediate Maturity California Municipals Fund, Legg Mason Partners Intermediate Maturity New York Municipals Fund, Legg Mason Partners Large Capitalization Growth Fund, Legg Mason Partners S&P 500 Index Fund, Legg Mason Partners Mid Cap Core Fund and Legg Mason Partners Classic Values Fund, each of which, shall consist of one class designated as Class A; and solely with respect to Legg Mason Partners Intermediate Maturity California Municipals Fund, Legg Mason Partners Intermediate Maturity New York Municipals Fund, Legg Mason Partners Large Cap Growth Fund, Legg Mason Partners Mid Cap Core Fund and Legg Mason Partners Classic Values Fund, additional classes designated as Class B, Class C and Class I shares; and solely with respect to the Legg Mason Partners S&P 500 Index Fund, a class designated as Class D, and solely with respect to Legg Mason Partners Mid Cap Core Fund, Legg Mason Partners Large Capitalization Growth Fund and Legg Mason Partners S&P 500 Index Fund an additional class designated as Class D shares; and solely with respect to the Legg Mason Partners Mid Cap Core Fund, an additional class designated as Class 1 shares; and solely with respect to Legg Mason Partners Intermediate Maturity California Municipals Fund and Legg Mason Partners Intermediate Maturity New York Municipals Fund, an additional class designated as Class O shares; and solely with respect to the Legg Mason Partners Large Capitalization Growth Fund, additional classes designated as Class FI and Class R. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trust or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

     This Amendment shall be effective as of November 20, 2006 at 9:00 a.m. EDT.

     IN WITNESS WHEREOF, the undersigned has set his hand as of the date first set forth above.

                                            /s/ Thomas M. Mandia
                                            ------------------------------------
                                            Thomas M. Mandia
                                            Assistant Secretary